EXHIBIT 99.1

  Acadia Realty Trust Reports Second Quarter 2007 Operating Results

    NEW YORK--(BUSINESS WIRE)--July 25, 2007--Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT"), today reported operating results for the quarter ended June 30, 2007. All per share amounts discussed below are on a fully diluted basis.

    Second Quarter 2007 Highlights

    Earnings - 2007 second quarter FFO $0.26 and EPS of $0.09

    -- Funds from operations ("FFO") per share of $0.26 for the second quarter 2007 compared to $0.30 for second quarter 2006

    -- Earnings per share ("EPS") for second quarter 2007 of $0.09 compared to $0.15 for second quarter 2006

    Portfolio performance

    --  Year-to-date 2007 same store net operating income for the retail portfolio decreased $0.5 million or 1.8% compared to
        2006

    -- Including pro-rata share of joint venture properties, June 30, 2007 occupancy at 93.2%, a decrease of 0.8% from first quarter 2007

    Fund III - Formation of third discretionary investment fund vehicle

    -- Formed Fund III with $500 million of discretionary institutional capital

    Continued progress on external growth initiatives

    -- Completed the acquisition of the Albee Square redevelopment project in downtown Brooklyn, New York

    --  Acquired additional urban/infill investment

    --  Additional RCP Venture investment made in second quarter 2007

    Second Quarter Operating Results

    For the quarter ended June 30, 2007, FFO, a widely accepted measure of REIT performance, was $8.8 million, or $0.26 per share, compared to $10.3 million, or $0.30 per share for the quarter ended June 30, 2006. Contributing to the $0.04 per share variance between these quarters was a $0.02 decline in fee income primarily as a result of the timing of fees earned and a $0.02 net decline in same store net operating income, as further discussed below. For the six months ended June 30, 2007, FFO was $20.9 million or $0.62 per share compared to $19.9 million, or $0.59 per share for the six months ended June 30, 2006. The year-to-date increase is primarily the result of income from Acadia's RCP Venture investment in Albertson's received during the first quarter of 2007.

    EPS was $0.09 for the second quarter 2007 compared to $0.15 for the second quarter 2006 and $0.29 for the six months ended June 30, 2007 compared to $0.28 for the six months ended June 30, 2006.

    Portfolio performance

    Including its pro-rata share of joint venture operating properties, Acadia's portfolio occupancy was 93.2% for the quarter ended June 30, 2007. This represents a decrease of 80 basis points from 94% at March 31, 2007. Of this decrease, approximately 40 basis points resulted from Acadia's buy-out of an anchor lease at a core property. A lease with a replacement anchor has been executed at a base rent of approximately three times that of the former tenant. For the six months ended June 30, 2007, same store net operating income ("NOI") for the retail portfolio decreased approximately $0.5 million, or 1.8%, compared with the same period in 2006. For the quarter ended June 30, 2007, same store NOI declined $0.4 million, or 2.8% from the year ago quarter. These unfavorable variances were principally driven by the settlement of prior year common area maintenance ("CAM") reimbursement billings with certain tenants and the reversal of prior year over-accruals impacting same store NOI by $0.5 million and $0.8 million for the quarter and six months ended June 30, 2007, respectively.

    During the second quarter of 2007, Acadia executed 17,000 square feet of new leases at an average rent increase of 64% and 68,000 square feet of renewal leases at an average rent increase of 5% from the previous rents on a cash basis. Including the effect of the straight-lining of rents, new and renewal leases had an average rent increase of 75% and 13%, respectively.

    Balance Sheet - Portfolio debt is now 95% fixed-rate

    The following reflects the Company's ongoing focus on maintaining a strong balance sheet:

    -- Fixed-charge coverage ratio (EBITDA / interest expense plus preferred distributions) of 2.6 to 1 for the second quarter 2007

    --  Debt to total market capitalization of 34%

    -- Dividend payout ratio for the second quarter 2007 of 76% of FFO; year-to-date payout ratio is 64%

    -- Approximately $157 million available under existing credit facilities

    -- 95% of the Company's total mortgage debt is now fixed-rate, inclusive of long-term interest rate swaps and adjusted for its pro-rata share of consolidated joint venture debt

    Fund III - Formation of $500 million discretionary investment fund

    On May, 16, 2007, Acadia announced the formation of its third discretionary investment fund, Acadia Strategic Opportunity Fund III LLC ("Fund III"). Fund III will be capitalized with $500 million of discretionary institutional capital, which will enable Fund III to acquire or develop approximately $1.5 billion of assets on a leveraged basis.

    Fund III consists of 13 institutional investors, including a majority of the investors from prior funds. Acadia will invest 20% or $100 million of the required capital in Fund III, which is fully committed.

    The terms and structure of Fund III are substantially the same as Funds I and II. Acadia will earn a pro-rata return on its invested equity in Fund III, as well as fees for asset management, development/redevelopment services, leasing, construction management and property management. Acadia also has the opportunity to earn additional amounts based on certain investment return thresholds.

    Fund III will continue to pursue the investment initiatives of Acadia's first two discretionary investment funds. In line with this strategy, Fund III anticipates expanding the Urban-Infill Redevelopment platform which currently has nine urban-infill projects aggregating in excess of 2.0 million square feet upon completion and approximately $700 million in projected total costs. This includes Acadia's joint-venture with P/A Associates in New York City. Fund III will also continue to make investments in the Retailer Controlled Property initiative, which currently has invested in Mervyns and Albertson's among other investments.

    External Growth Continues with Focus on New York Urban/Infill
Redevelopments

    New York Urban/Infill Redevelopment Program

    Acadia, through its Fund II New York Urban-Infill Redevelopment Initiative with P/A Associates and Washington Square Partners (collectively, "Acadia P/A-Travis"), together with MacFarlane Partners ("MacFarlane"), acquired the leasehold interest in The Gallery at Fulton Street and adjacent parking garage in downtown Brooklyn on June 13, 2007.

    Initial plans for the property call for a mixed-use development that will play a key role in the ongoing renaissance and resurgence of Downtown Brooklyn. The project, called Albee Square, will consist of retail, office and a residential component and will be the first major commercial project constructed as a result of New York City's 2004 Downtown Brooklyn Plan.

    Acadia P/A-Travis, a majority partner, together with MacFarlane, will develop and operate the retail component, which is anticipated to total 475,000 square feet of prime retail space. Acadia P/A-Travis will also participate in the development of the office component with MacFarlane, which is expected to include at least 125,000 square feet of Class A office space. MacFarlane will also develop and operate the residential component of the project, which will include a mix of affordable and market rate housing and ample parking.

    Additionally, on May 31, 2007, Acadia, through Fund II and in partnership with its self-storage partner at several of the other New York urban projects, acquired a property on Atlantic Avenue in Brooklyn, New York for $5.0 million. Plans for the property call for the demolition of the existing structure and the construction of a modern climate controlled self-storage facility consisting of approximately 110,000 square feet.

    Retailer Controlled Property Initiative ("RCP Venture") -
Additional Investment

    During the second quarter, Acadia, through Fund II, made an additional investment of approximately $2.7 million in its RCP Venture for the acquisition of a portfolio of 87 retail properties from Rex Stores Corporation. The properties are located in 27 states with concentrations in Florida, Ohio, Michigan, Texas and South Carolina.

    Management Team

    As previously announced, Numa Jerome joined the Acadia executive management team in the position of Senior Vice President and Director of Leasing to continue to drive core portfolio performance and lead the Company's external growth leasing activities.

    Outlook - Earnings Guidance for 2007

    As a result of several factors, including the previously mentioned resolution in tenant CAM reimbursements, the impact of senior management changes and the timing of other potential transactions, which management will discuss on its quarterly earnings conference call, the Company currently anticipates that its earnings for the year ending December 31, 2007 will approach the lower end of its previously announced guidance of FFO ranging from $1.30 to $1.35 per share and EPS ranging from $0.65 to $0.70. The lower end of this range represents a 9% growth rate over 2006 annual FFO of $1.19 and 35% growth in annual EPS.

    Management Comments

    Commenting on the results for the second quarter, Kenneth F. Bernstein, President and CEO, stated, "The key components of our business are continuing to provide solid value creation for our shareholders. Complimenting a solid and stable core portfolio, the launching of our third investment fund should give us plenty of discretionary investment capital to continue to execute on our external growth platform. With respect to our current pipeline, the Albee Square and Atlantic Avenue acquisitions are contributing to an exciting portfolio of unique urban mixed-use properties that should help drive significant future growth for the next several years."

    Investor Conference Call

    Management will conduct a conference call on Thursday, July 26, 2007 at 2:00 PM ET to review the Company's earnings and operating results. The live conference call can be accessed by dialing 888-482-0024 (internationally 617-801-9702). The pass-code is "Acadia". The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com. If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888). The pass-code will be 78758690. The phone replay will be available through Wednesday, August 1, 2007.

    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood/community shopping centers and mixed-use properties with retail components.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding our future earnings, estimates regarding the timing of completion of, and costs relating to, our real estate redevelopment projects. Factors that could cause our forward-looking statements to differ from our future results include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's most recent annual report on Form 10-K filed with the SEC on March 1, 2007 ("Form 10-K") and other periodic reports filed with the SEC, including risks related to: (i) the Company's reliance on revenues derived from major tenants;
(ii) the Company's limited control over joint venture investments;
(iii) the Company's partnership structure; (iv) real estate and the geographic concentration of our properties; (v) market interest rates;
(vi) leverage; (vii) liability for environmental matters;(viii) the Company's growth strategy; (ix) the Company's status as a REIT (x) uninsured losses and (xi) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company's website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2007 and 2006
            (dollars in thousands, except per share data)


                    For the quarters ended   For the six months ended
                           June 30,                  June 30,
     Revenues          2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Minimum rents           $18,973      $17,010      $37,827      $34,297
Percentage rents            145          126          283          311
Expense
 reimbursements           2,872        3,373        6,214        7,250
Other property
 income                     289          247          553          456
Management fee
 income                     736        1,281        1,811        2,482
Interest income           2,226        1,907        5,086        3,653
Other                        --           --          165        1,141
                   ------------ ------------ ------------ ------------
     Total
      revenues           25,241       23,944       51,939       49,590
                   ------------ ------------ ------------ ------------

Operating expenses

Property operating        3,982        3,478        8,888        7,345
Real estate taxes         2,515        2,354        4,713        5,054
General and
 administrative           5,542        4,779       10,990       10,086
Depreciation and
 amortization             6,873        6,336       13,410       12,566
                   ------------ ------------ ------------ ------------
     Total
      operating
      expenses           18,912       16,947       38,001       35,051
                   ------------ ------------ ------------ ------------
Operating income          6,329        6,997       13,938       14,539
Equity in earnings
 of unconsolidated
 affiliates               3,583        3,028        3,713        5,999
Interest expense        (5,900)      (5,654)     (12,047)     (10,839)
Minority interest         (587)          330        1,701        (746)
                   ------------ ------------ ------------ ------------
Income from
 continuing
 operations before
 income taxes             3,425        4,701        7,305        8,953
Income taxes              (391)        (363)        (435)        (812)
                   ------------ ------------ ------------ ------------
Income from
 continuing
 operations               3,034        4,338        6,870        8,141
                   ------------ ------------ ------------ ------------

                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2007 and 2006
            (dollars in thousands, except per share data)


                    For the quarters ended   For the six months ended
                           June 30,                  June 30,
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Discontinued
 operations:
Operating income
 from discontinued
 operations        $         -- $        520 $         -- $      1,081
Minority interest            --         (10)           --         (21)
                   ------------ ------------ ------------ ------------
Income from
 discontinued
 operations                  --          510           --        1,060
                   ------------ ------------ ------------ ------------
Net income before
 extraordinary
 item                     3,034        4,848        6,870        9,201
                   ------------ ------------ ------------ ------------

Extraordinary
 item:
Share of
 extraordinary
 gain from
 investment in
 unconsolidated
 affiliate                   --           --       23,690           --
Minority interest            --           --     (18,959)           --
Income taxes                 --           --      (1,848)           --
                   ------------ ------------ ------------ ------------
Income from
 extraordinary
 item                        --           --        2,883           --
                   ------------ ------------ ------------ ------------
Net income         $      3,034 $      4,848 $      9,753 $      9,201
                   ============ ============ ============ ============

 Net income per
  Common Share -
       Basic
Net income per
 Common Share -
 Continuing
 operations        $       0.09 $       0.14 $       0.21 $       0.26
Net income per
 Common Share -
 Discontinued
 operations                  --         0.01           --         0.02
Net income per
 Common Share -
 Extraordinary
 item                        --           --         0.09           --
                   ------------ ------------ ------------ ------------
Net income per
 Common Share      $       0.09 $       0.15 $       0.30 $       0.28
                   ============ ============ ============ ============
Weighted average
 Common Shares           32,935       32,509       32,845       32,489
                   ============ ============ ============ ============

 Net income per
  Common Share -
    Diluted (1)
Net income per
 Common Share -
 Continuing
 operations        $       0.09 $       0.14 $       0.20 $       0.26
Net income per
 Common Share -
 Discontinued
 operations                  --         0.01           --         0.02
Net income per
 Common Share -
 Extraordinary
 item                        --           --         0.09           --
                   ------------ ------------ ------------ ------------
Net income per
 Common Share      $       0.09 $       0.15 $       0.29 $       0.28
                   ============ ============ ============ ============
Weighted average
 Common Shares           33,295       32,811       33,273       32,789
                   ============ ============ ============ ============


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2007 and 2006
            (dollars in thousands, except per share data)
      RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (2)


                      For the quarters ended  For the six months ended
                             June 30,                 June 30,
                         2007        2006         2007        2006
                      ----------- ----------- ------------ -----------
Net income                 $3,034      $4,848       $9,753      $9,201
Depreciation of real
 estate and
 amortization of
 leasing costs
(net of minority
 interests' share)
   Wholly owned and
    consolidated
    affiliates              5,158       5,294        9,955      10,327
   Unconsolidated
    affiliates                513         438          988         850
Income attributable
 to minority interest
 in Operating
 Partnership                   84         104          228         198
Distributions -
 Preferred OP Units             5          63           13         125
Gain on sale (net of
 minority interests'
 share and income
 taxes)                        --       (460)           --       (831)
Extraordinary item
 (net of minority
 interests' share and
 income taxes)                 --          --      (2,883)          --
                      ----------- ----------- ------------ -----------
Funds from operations       8,794      10,287       18,054      19,870
Add back:
 Extraordinary item,
 net (3)                       --          --        2,883          --
                      ----------- ----------- ------------ -----------
Funds from
 operations, adjusted
 for extraordinary
 item                      $8,794     $10,287      $20,937     $19,870
                      =========== =========== ============ ===========
Funds from operations
 per share - Diluted
Weighted average
 Common Shares and OP
 Units (4)                 33,984      33,799       33,960      33,778
                      =========== =========== ============ ===========
Funds from
 operations,
 adjusted, per share        $0.26       $0.30        $0.62       $0.59
                      =========== =========== ============ ===========


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
              As of June 30, 2007 and December 31, 2006
            (dollars in thousands, except per share data)

                  SELECTED BALANCE SHEET INFORMATION
                                               June 30,   December 31,
                                                 2007         2006
                                             ------------ ------------

Cash and cash equivalents                    $    120,759 $    139,571
Rental property, at cost                          811,803      677,238
Total assets                                      897,694      851,692
Notes payable                                     476,399      447,402
Total liabilities                                 524,791      496,836

    Notes:

    (1) Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

    (2) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and net operating income ("NOI") to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. In addition, NOI excludes interest expense. The Company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Reference is made to the Company's Quarterly Supplemental Disclosure filed on Form 8-K with the SEC for a reconciliation of the other non-GAAP financial measures used in this press release (i.e. "net operating income" and "EBITDA") to the most comparable GAAP financial measures.

    (3) The extraordinary item represents the Company's share of estimated extraordinary gain related to its investment in Albertson's. The Albertson's entity has recorded an extraordinary gain in connection with the allocation of purchase price to assets acquired. The Company considers this as an investment in an operating business as opposed to real estate. Accordingly, all gains and losses from this investment are included in FFO which management believes provide a more accurate reflection of the operating performance of the Company.

    (4) In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 664 and 651 OP Units into Common Shares for the quarters ended June 30, 2007 and 2006, respectively, and 662 and 652 OP Units into Common Shares for the six months ended June 30, 2007 and 2006, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 38 and 337 Common Shares for the quarters ended June 30, 2007 and 2006, respectively, and the conversion of Preferred OP Units into 108 and 337 Common Shares for the six months ended June 30, 2007 and 2006, respectively.

    CONTACT: Acadia Realty Trust
             Debra Miley, 914-288-8148
             Media Relations